ARTICLES OF ASSOCIATION OF
                         CANADA SOUTHERN PETROLEUM LTD.
                                 INTERPRETATION

         1. In these Articles unless there be something in the subject or context inconsistent therewith:

         (a) "the Act" means the Companies Act of Nova Scotia and all amendments thereto;

         (b) "the Company" means the company above named;

         (c) "the Office" means the registered office for the time being of the Company;

         (d) "the Register" means the register of members kept pursuant to the provisions of the Act;

         (e) "the Registrar" means the Registrar of Joint Stock Companies for the time being;

         (f) "month" means calendar month;

         (g) "in writing" and "written" includes printing, lithography and other modes of representing or reproducing words in visible form;

         (h) "these Articles" and "these presents" includes these Articles of Association and all amendments thereto;

         (i) "the Directors" or "the Board" means the Directors of the Company for the time being;

         (j) "Secretary" includes any person appointed to perform the duties of the Secretary temporarily;

         (k) "Shareholders" means the members of the Company for the time being;

         (l) "special resolution" has the meaning assigned by the provisions of the Act;

         (m) words importing the singular number only include the plural number and vice versa;

         (n) words importing the masculine gender only include the feminine gender;

         (o) words importing persons include corporations;


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         (p) "dividend" includes a bonus or stock dividend;

         (q) "ordinary general meeting" means the annual general meeting or annual meeting, as it may be referred to in these Articles from time to time.

         2. The regulations appearing in Table A in the First Schedule to the Act shall not apply to the Company.

                                     SHARES

         3. The Directors shall control the shares and, subject to the provisions of these Articles, may allot or otherwise dispose of them to such persons, at such prices, at such times, on such terms and conditions and either at a premium or at par as they think fit.

         4. The Directors may pay on behalf of the Company a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or his procuring or agreeing to procure subscription (whether absolute or conditional) for any shares in the Company, provided that such commission paid or agreed to be paid does not exceed the amount permitted under the Act. The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company.

         5. On the issue of shares the Company may arrange among the holders thereof differences in the calls to be paid and in the times for their payment.

         6. If the whole or part of the allotment price of any shares is, by the conditions of their allotment, payable in installments, every such installment shall, when due, be payable to the Company by the person who is at such time the registered holder of the shares.

         7. Shares may be registered in the names of joint holders not exceeding three in number.

         8. The joint holders of a share shall be severally as well as jointly liable for the payment of all installments and calls due in respect of such share. On the death of one or more joint holders of shares, the survivor or survivors of them shall alone be recognized by the Company as having title to the shares.

         9. Save as herein provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or required by statute, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.


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                                  CERTIFICATES

         10. Certificates of title to shares shall be signed (i) by the President, a Vice-President or a Director, and (ii) by a Director, the Secretary or an Assistant Secretary, being a person other than one referred to in the immediately preceding Clause (i) unless the person is the sole Director or sole Officer of the Company, in which case that person may sign pursuant to Clauses
(i) and (ii); or such other person as the Directors may authorize and, (iii) if the Directors have appointed a transfer agent and/or share registrar for the Company, by an authorized officer of such transfer agent and/or share registrar. The signature of the President or Vice-President and if a transfer agent and/or share registrar has been appointed and either one or both are required to sign manually, of the Secretary or Assistant Secretary may be engraved, lithographed or printed upon the certificates, or any one or more of them, and all such certificates when signed by the Secretary and Assistant Secretary or, if a transfer agent and/or share registrar has been appointed, an authorized officer of such transfer agent and/or share registrar, shall be valid and binding upon the Company. An engraved, lithographed or printed signature upon any certificate of title to shares shall for all purposes of these Articles be deemed to be the signature of the person whose signature it purports to be and notwithstanding that any person whose signature may appear on such certificate is not at the date thereof the President, Vice-President, the Secretary, Assistant Secretary or Director, as the case may be, of the Company, such certificate shall be valid and binding upon the Company. Any share certificate issued by the Company shall state legibly such information as may be required by the Act.

         11. Subject to any regulations made at any time by the Directors, each shareholder may have title to the shares registered in his name evidenced by any number of certificates so long as the aggregate of the shares stipulated in such certificates equals the aggregate registered in his name.

         12. Where shares are registered in the names of two or more persons the Company shall not be bound to issue more than one certificate or one set of certificates and such certificate or set of certificates shall be delivered to the person first named on the register.

         13. Any certificate that has become worn, damaged or defaced may, upon its surrender to the Directors, be canceled and replaced by a new certificate. Any certificate that has become lost or destroyed may also be replaced by a new certificate upon proof of such loss or destruction to the satisfaction of the Directors and the furnishing to the Company of such undertakings of indemnity as the Directors deem adequate.

         14. Such sum as the Directors from time to time determine shall be paid to the Company for every certificate other than the first certificate issued to any holder in respect of any share or shares.


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         15. The Directors may cause one or more branch  registers of members to be kept in any place or places, whether inside or outside of Nova Scotia.

                                      CALLS

         16. The Directors may from time to time make such calls as they think fit upon the shareholders in respect of all moneys unpaid on the shares held by them respectively and not made payable at fixed times by the conditions on which such shares were allotted and each shareholder shall pay the amount of every call so made on him to the persons and at the times and places appointed by the Directors. A call may be made payable by installments.

         17. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

         18. At least fourteen days' notice of any call shall be given and such notice shall specify the time and place at which and the person to whom such call shall be paid.

         19. If the sum payable in respect of any call or installment is not paid on or before the day appointed for the payment thereof, the holder for the time being of the share in respect of which the call has been made or the installment is due shall pay interest on such call or installment at the rate per annum as the Directors may from time to time determine from the day appointed for the payment thereof up to the time of actual payment.

         20. At the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Shareholder sued is entered on the register as the holder or one of the holders of the share or shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the shareholder sued in pursuance of these Articles. It shall not be necessary to prove the appointment of the Directors who made such call or any other matters whatsoever and the proof of the matters stipulated shall be conclusive evidence of the debt.

         21. The Directors may, if they think fit, receive from any shareholder willing to advance it, all or any part of the moneys due upon shares held by him beyond the sums actually called for; and, upon the moneys so paid or satisfied in advance or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made, the Company may pay interest at such rate per annum, as the Directors may from time to time determine as the Shareholder paying such sum in advance and the Directors agree upon, or the Directors may agree with such shareholder that he may participate in profits upon the amount so paid or satisfied in advance.


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                              FORFEITURE OF SHARES

         22. If any shareholder fails to pay any call or installment on or before the day appointed for payment, the Directors may at any time thereafter while the call or installment remains unpaid, serve a notice on such shareholder requiring him to pay the call or installment together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such nonpayment.

         23. The notice shall name a day (not being less than fourteen days after the date of the notice) and a place or places on and at which such call or installment and such interest and expenses are to be paid. The notice shall also state that, in the event of nonpayment on or before the day and at the place or one of the places so named, the shares in respect of which the call was made or installment is payable will be liable to be forfeited.

         24. If the requirements of any such notice are not complied with, any shares in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

         25. When any share has been so forfeited, notice of the resolution shall be given to the shareholder in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture shall be made in the register.
         26. Any share so forfeited shall be deemed the property of the Company and the Directors may sell, re-allot or otherwise dispose of it in such manner as they think fit.

         27. The Directors may at any time before any share so forfeited has been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

         28. Any shareholder whose shares have been forfeited shall nevertheless be liable to pay and shall forthwith pay the Company all calls, installments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture together with interest thereon at such rate per annum as the Directors may determine from time to time from the time of forfeiture until payment. The Directors may enforce such payment if they think fit, but are under no obligation to do so.


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         29. A  certificate  in writing  under the hands of one of the Directors and countersigned by the Secretary stating that a share has been duly forfeited on the specified date in pursuance of these Articles and the time when it was forfeited shall be conclusive evidence of the facts therein stated as against all persons who would have been entitled to the share but for such forfeiture.

                                 LIEN ON SHARES

         30. The Company shall have a first and paramount lien upon all shares (other than fully paid up shares) registered in the name of each shareholder (whether solely or jointly with others) and upon the proceeds from the sale thereof for his debts, liabilities and other engagements, solely or jointly with any other person, to or with the Company, whether or not the period for the payment, fulfillment or discharge thereof has actually arrived, and such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of any lien of the Company on such shares.

         31. For the purpose of enforcing such lien the Directors may sell the shares subject to it in such manner as they think fit; but no sale shall be made until the period for the payment, fulfillment or discharge of such debts, liabilities or other engagements has arrived and until notice in writing of the intention to sell has been given to such shareholder, his executors or administrators and default has been made by him or them in such payment, fulfillment or discharge for seven days after such notice.

         32. The net proceeds of any such sale after the payment of all costs shall be applied in or towards the satisfaction of such debts, liabilities or engagements and the residue, if any, shall be paid to such shareholder or his executors, administrators or assigns.

                                VALIDITY OF SALES

         33. Upon any sale after forfeiture or the enforcing of a lien in purported exercise of the powers given by these Articles, the Directors may cause the purchaser's name to be entered in the register in respect of the shares sold and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money and after his name has been entered in the register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.


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                               TRANSFER OF SHARES

         34. The instrument of transfer of any share in the Company shall be signed by the transferor. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register in respect thereof and shall be entitled to receive any dividend declared thereon before the registration of the transfer.

         35. The instrument of transfer of any share shall be in writing:

         (a) in the following form;

         (b) in a form as near as circumstances permit to the following form; or

         (c) in such form as may be approved by the Directors;

             For value received hereby sell, assign and transfer unto shares of the capital stock of the Company represented by the within certificate and do hereby irrevocably constitute and appoint Attorney to transfer such stock on the books of the Company with full power of substitution in the premises.

                                                        Dated ____________ 19 __

                               In the Presence of

                                                        Witness

         36. The Directors may, without assigning any reason therefor, decline to register any transfer of shares not fully paid up or upon which the Company has a lien.

         37. Every instrument of transfer shall be left at the office of the Company or its transfer agent where the principal or a branch register of members is maintained for registration together with the certificate of the shares to be transferred and such other evidence as the Company may require to prove the title of the transferor or his right to transfer the shares.

         38. A fee may be charged for each transfer and shall, if required by the Directors, be paid before its registration.

         39. Every instrument of transfer shall after its registration, remain in the custody of the Company. Any instrument of transfer that the Directors decline to register shall, except in case of fraud, be returned to the person who deposited it.


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         40. The  transfer  books and  register of members may be closed  during such time as the Directors think fit, not exceeding in the whole thirty (30) days in each year, notice of which shall be given by advertisement in some newspaper circulating in the district in which the registered office of the Company is situate.

                             TRANSMISSION OF SHARES

         41. The executors or administrators of a deceased member (not being one of several joint holders) shall be the only persons recognized by the Company as having any title to the shares registered in the name of such member. When a share is registered in the names of two or more joint holders, the survivor or survivors of the executors or administrators of the deceased shall be the only persons recognized by the Company as having any title to, or interest in such share.

         42. Any person becoming entitled to shares in consequence of the death or bankruptcy of any member or in any way other than by allotment or transfer upon producing such evidence of his being entitled to act in the capacity claimed or of his title as the Directors think sufficient, may, with the consent of the Directors (which they shall not be under any obligation to give) be registered as a member in respect of such shares, or may, without being registered, transfer such shares subject to the provisions of these Articles respecting the transfer of shares. The Directors shall have the same right to refuse to register a person entitled by transmission to any shares, or his nominee, as if he were the transferee named in an ordinary transfer presented for registration.

                                 SHARE WARRANTS

         43. The Company, with respect to fully paid-up shares, may issue under its Common Seal warrants (hereinafter called "Share Warrants") stating that the bearer is entitled to the shares therein specified, and may provide, by coupons or otherwise, for the payment of future dividends on the shares included in such warrants.

         44. The Directors may determine, and from time to time vary, the conditions upon which share warrants will be issued and, in particular, the conditions upon which a new Share Warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed, or upon which the bearer of a Share Warrant will be entitled to attend and vote at general meetings, or upon which a Share Warrant may be surrendered and the name of the bearer entered in the register in respect of the shares therein specified. Subject to such conditions and to these Articles the bearer of a Share Warrant shall be a member to the full extent. The bearer of a Share Warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of such warrant.


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                        INCREASE AND REDUCTION OF CAPITAL

         45. The Company may from time to time increase its capital by the creation of new shares of such amount as it thinks expedient.

         46. The new shares may be issued upon such terms and conditions and with such rights and privileges annexed thereto as the Company in general meeting determines or, if no direction is given, as the Directors determine, and in particular (but without limiting the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and to the assets of the Company upon distribution and with a special or without any right of voting.

         47. The Company may, before the issue of any new shares, determine that such shares or any of them, shall be offered in the first instance to all the then members or to the members of any class of Shareholders in proportion to the amount of the capital held by them, or make any other provisions as to the issue and allotment of such shares.

         48. Except so far as otherwise provided by the conditions of issue or these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to payment of calls and installments, transfer and transmission, forfeiture, lien and otherwise.

         49. The Company may from time to time reduce its share capital and any capital redemption reserve fund in any way and with and subject to any incident authorized and consent required by law.

                              ALTERATION OF CAPITAL

         50. The Company may from time to time consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

         51. The Company may from time to time convert all or any of its paid-up shares into stock and re-convert that stock into paid-up shares of any denomination.

         52. The Company may from time to time subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived. The Directors may determine that, as between the holders of the shares resulting from such subdivision, one or more of such shares shall have some preference or special advantage as regards dividend, capital, voting or otherwise, over or as compared with, the others or other.


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         53. The  Company  may  from  time  to  time   exchange  shares  of  one
denomination for another.

         54. The Company may from time to time cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled.

         55. The Company may from time to time convert any part of its unissued share capital into preference shares redeemable or purchasable by the Company in the manner provided in the Act.

         56. The Company may from time to time provide for the issue of shares without nominal or par value provided that, upon any such issue, a declaration executed by the Secretary of the Company must be filed with the Registrar stating the number of shares issued and the amount received therefor.

         57. The Company may from time to time convert all or any of its previously authorized, unissued or issued, fully paid-up shares other than preferred shares, with nominal or par value into the same number of shares without any nominal or par value and reduce, maintain or increase accordingly its liability on any of its shares so converted; provided that the power to reduce its liability on any of its shares so converted may, where it results in a reduction of capital, only be exercised subject to confirmation by the courts as provided by the Act.

         58. The Company may from time to time convert all or any of its previously authorized, unissued or issued, fully paid-up shares without nominal or par value into the same or a different number of shares with nominal or par value. For such purpose the shares issued without nominal or par value and replaced by shares with a nominal or par value shall be considered as fully paid but their aggregate par value shall not exceed the value of the net assets of the Company as represented by the shares without par value before the conversion.

         58A. Notwithstanding any other provision in these Articles, where the exercise of any of the powers, rights or privileges granted to the Company in Articles 45-58 or 61 would give any shareholder the right to vote or the right to dissent under the Third Schedule of the Act, the exercise of such right, power or privilege by the Company shall be subject to the provisions of the Third Schedule of the Act.

         59. The Directors, on behalf of the Company, may, without further authorization of the Shareholders, from time to time, in their discretion:


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             (a)  purchase,  redeem or acquire  any preference shares  issued by the Company which, by their conditions, may be redeemed;

             (b) purchase or otherwise acquire any common shares issued by the Company; or

             (c) purchase or otherwise acquire any other capital share, bond or debenture issued by the Company;

and the Directors may determine the manner and terms for such purchase, redemption or acquisition; and the Directors may, from time to time, provide a sinking fund on such terms as they think fit for the redemption or purchase of such preference shares of any class or series or any other capital share, bond or debenture issued by the Company.

                            INTEREST ON SHARE CAPITAL

         60. The Company may pay interest at a rate not exceeding six per centum (6%) per annum on share capital issued and paid-up for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision on any plant which cannot be operated profitably for a lengthy period of time. Such interest may be paid for such period and may be charged to capital as part of the cost of construction of the work or building or of the provision of the plant. The payment of the interest shall not operate to reduce the amount paid-upon the shares in respect of which it is paid. The accounts of the Company shall show full particulars of the payment during the period to which the accounts relate.

                                CLASSES OF SHARES

         61. Any share may be issued with such preferred, deferred or other special rights or with such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company may from time to time determine.

                               SURRENDER OF SHARES

         62. The Directors may accept the surrender of any share by way of compromise of any question as to the holder being properly registered in respect thereof. Any share so surrendered may be disposed of in the same manner as a forfeited share.

                                BORROWING POWERS

         63. The Directors on behalf of the Company may, without authorization of the shareholders, from time to time in their discretion:


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             (a)  Raise or borrow money upon the credit of the Company;

             (b) Secure the repayment of moneys so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company's real or personal property, or by the issue of bonds, debentures or debenture stock of the Company secured by mortgage or other charge upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;

             (c) Sign or endorse bills, notes, acceptances, cheques, contracts and other evidence of or securities for money borrowed or to be borrowed;

             (d)  Pledge debentures as security for loans;

             (e) Issue, reissue, sell or pledge debt obligations (including bonds, debentures, notes or any other evidence of indebtedness or guarantee, whether secured, or unsecured) of the Company;

             (f) Mortgage, hypothecate, pledge or otherwise create a security interest in all or any owned or subsequently acquired real or personal, movable or immovable, property of the Company, including without limitation, book debts, rights, powers, franchises and undertakings, to secure any debt obligations (including bonds, debentures, notes or any other evidence of indebtedness or guarantee) of the Company;

             (g)  Give  any  guarantee   which  the  Company  is  otherwise
permitted to give to secure performance of an obligation of any person.

             (h)  Exercise  such  additional  powers  as are set  forth  in
Section 10 of the Memorandum of Association (Articles of Continuance) of the Company and in a Special Resolution of the Company dated December 10, 1980 respecting the borrowing of money and granting of security.

         64. Bonds, debentures and other securities may be made assignable, free from any equities between the Company and the person to whom such securities were issued.

         65. Any bonds, debentures and other securities may be issued at a discount, premium or otherwise and with special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and other matters.


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                      SHAREHOLDERS RESOLUTIONS AND MEETINGS

         66. (1) A resolution, including a special resolution, in writing and signed by every Shareholder who would be entitled to vote on the resolution at a meeting is as valid as if it was passed by such Shareholders at a meeting and satisfied all the requirements of the Act respecting meetings of Shareholders. Any such resolution may be signed in counterpart.

             (2) A copy of every resolution referred to in subsection (1)shall be kept with the minutes of proceedings of Shareholders.

         67. Ordinary general meetings shall be held at least once in every calendar year at such time and place as may be determined by the Directors and not later than fifteen months after the preceding ordinary general meeting. All other meetings of the Company shall be called special general meetings.

         68. Special general meetings of the members may be convened at any time by the Chairman of the Board, or by the President of the Company, or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. In addition, the Chairman of the Board or the President of the Company shall forthwith proceed to convene a special general meeting of the Company, to be held at such time and place as the Directors determine, upon the requisition of members of the Company holding not less than ten percent (10%) (or such other percent as prescribed in the Act at that time) of the total number of issued shares of the Company for the time being carrying voting rights and in respect of whose shares all calls or other sums then due have been paid.

         69. The requisition shall state the objects of the special general meeting requested, be signed by the members making it and deposited at the registered office of the Company. It may consist of several documents in like form each signed by one or more of the members making such request. Only such business shall be conducted at a special general meeting of members as shall have been brought before the meeting pursuant to the Company's notice of meeting.

         70. Notice of every special general meeting, stating the time, place and purpose, shall be given by mailing, postage prepaid, at least twenty-five
(25) but not more than sixty (60) days before each such meeting, a copy of such notice addressed to each member of the Company at his post office address as recorded on the books of the Company. The Board of Directors may postpone or reschedule any previously scheduled special general meeting.

         71. If at any such meeting a resolution requiring confirmation at another meeting is passed, the Directors shall forthwith convene a further special general meeting for the purpose of considering such resolution and, if thought fit, of confirming it as a special resolution; and, if the Directors do not convene the meeting within seven (7) days from the date of the passing of the first resolution, the requisitionists, or a majority of them in value, may themselves convene the meeting.

         72. Such meetings shall be convened as nearly as possible as meetings are to be convened by the Directors.

         73. At least twenty-five (25) days notice of every general meeting, specifying the place, day and hour of the meeting and, when special business is to be considered, the general nature of such business, shall be given to members entitled to be present at such meeting by notice sent by post or otherwise. With the consent in writing of all members entitled to vote at such meeting, a meeting may be convened if all the members are present at a meeting either in person or by proxy or if those absent have signified their assent to such meeting or their consent to the business transacted at such meeting and notice, however given, shall be adequate if all those present waive further notice of the time, place and purpose of the meeting.

         74. When it is proposed to pass a special resolution, the two meetings may be convened by the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the requisite majority at the first meeting.

         75. Any meeting duly constituted and adjourned to a later date and place specified thereat shall continue to be duly constituted without further notice to the Shareholders.

         75A. The accidental omission to give any such notice to any of the members or the failure of any Shareholder to receive such notice shall not invalidate any resolution passed at any such meeting.

         75B. For the purposes of determining Shareholders entitled

             (a) to notice of or to vote at any ordinary or special general meeting of Shareholders or any adjournment thereof;

             (b) to receive payment of any dividend or other distribution or allotment of any rights; or

             (c) to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, for any such determination of Shareholders, such date in any case to be not more than sixty (60) days and, subject to any lawful authority providing otherwise, not less than ten (10) days prior to such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed:

                  (i) The record date for determining Shareholders entitled to notice of or to vote at any ordinary or special general meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (ii) The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating hereto.

                  (iii) A determination of Shareholders of record entitled to notice of or to vote at any ordinary or special general meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

         76. The ordinary general meeting of the members for the election of Directors, for the receipt and consideration of the profit and loss account, the balance sheet and the reports of the Directors and Auditors thereon, and for the transaction of such other business as may properly come before the meeting shall be held on such date as the board of directors shall each year fix. The day, place and hour of each annual meeting shall be specified in the notice of annual meeting. The meeting may be postponed or adjourned from time to time and place to place until its business is completed.

         At an ordinary general meeting of the members, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a member. For business to be properly brought before an annual meeting by a member, the member must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a member's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than ninety (90) days before the anniversary date of the previous annual meeting of Shareholders.

         A member's notice to the Secretary shall set forth as to each matter the member proposes to bring before the annual meeting

         (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

         (b) the name and address, as they appear on the Company's books, of the member intending to propose such business;

         (c) the  class  and   number  of  shares   of  the  Company  which  are
beneficially owned by the member;

         (d) a representation that the member is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business; and

         (e) any material interest of the member in such business.

         Notwithstanding anything in these Articles to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article 76. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article 76, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         77. No business shall be transacted at any general meeting unless the quorum requisite is present at the commencement of the business. A corporation that is a member of the Company and has a duly authorized agent or representative present at any such meeting shall for the purpose of this Article be deemed to be personally present at such meeting.

         78. Two Shareholders personally present and entitled to vote shall be a quorum for a general meeting for the choice of a chairman and the adjournment of the meeting. For all other purposes, two Shareholders present in person and holding or representing by proxy (whether or not instructed to vote in respect of any or all matters to come before the meeting) not less than 25 percent (25%) of the total number of issued shares of the capital stock of the Company for the time being carrying voting rights shall constitute a quorum.

         79. The Chairman of the Board shall be entitled to take the chair at every general meeting or, if there be no Chairman of the Board, or if he is not present within fifteen minutes after the time appointed for holding the meeting, the President, or failing him, a Vice-President shall be entitled to take the chair. If the Chairman, the President or a Vice-President is not present within fifteen minutes after the time appointed for holding the meeting, the members present entitled to vote at the meeting shall choose another Director as chairman and, if no Director is present or if all the Directors present decline to take the chair, then the members present entitled to vote shall choose one of their number to be chairman.

         80. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if it was convened pursuant to a requisition under Articles 68-72, shall be dissolved; if it was convened in any other way, it shall stand adjourned to the same day, in the next week, at the same time and place. If at such adjourned meeting a quorum is not present, those members entitled to vote who are present shall be a quorum and may transact the business for which the meeting was called.

         81. At any general meeting a resolution put to the meeting shall be decided by show of hands unless, either before or on the declaration of the result of the show of hands, a poll is demanded by (i) the chairman or (ii) at least five members present and entitled to vote at the meeting or (iii) a member or members holding or representing by proxy at least one-tenth in number of the issued shares of the Company that confer upon their holders the right to vote at the meeting.

         82. When a resolution is decided by a show of hands, a declaration by the chairman that a resolution has been carried, carried by a particular majority, lost or not carried by a particular majority and an entry to that effect in the Company's book of proceedings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor or against such resolution.

         83. When a poll is demanded, it shall be taken in such manner at such time and place as the chairman of the meeting directs, and either at once or after an interval of adjournment or otherwise. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. When any dispute occurs over the admission or rejection of a vote, it shall be resolved by the chairman and such determination made in good faith shall be final and conclusive.

         84. Where there is an equality of votes, either on the show of hands or on a poll, the Chairman shall have an additional casting vote in addition to the vote or votes he has as a member.

         85. The chairman of a general meeting may, with the consent of a majority of the members present, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting that was adjourned.

         86. Any poll demanded on the election of a chairman of a meeting or any question of adjournment shall be taken at the meeting without adjournment.

         87. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

                                VOTES OF MEMBERS

         88. Subject to the provisions applicable to any shares limiting or excluding the rights of the holders thereof to vote at general meetings and subject to the voting restrictions provided for in paragraph 8 of the Memorandum of Association, on a show of hands every member present in person shall have one vote and upon a poll every member present in person or by proxy shall have one vote for every share held by him. Where a corporation that is a member is present by proxy or a representative duly authorized under the Act, such proxy or representative shall, whether or not he himself is a member, be entitled to vote for such corporation either on a show of hands or at a poll. For purposes of a special resolution, in the determination of members of the Company entitled to vote who are present in person or by proxy the Chairman shall:

             (a) not count the number of limited voting shares of any person so present in excess of the voting restrictions in paragraph 8 of the Memorandum of Association (Articles of Continuance); and,

             (b) count those shareholders represented by proxy only if the proxy holder present is authorized to vote in respect of the special resolution and amendments thereto.

         Where, pursuant to the Act, the Articles herein, other lawful authority or the prescribed policy of any authority with which the Company chooses to remain in good standing, a vote, resolution, approval or consent of the members is required, whether by way of simple majority, ordinary resolution, special resolution, class vote or otherwise, such vote, resolution, approval or consent shall not be effective or binding upon the Company until it is confirmed by a majority of votes at a meeting of the Directors.

         89. Where there are joint registered holders of any share, any one of such persons may vote such share at any meeting, either personally or by proxy, as if he were solely entitled to it. If more than one of such joint holders is present at any meeting, personally or by proxy, the one whose name stands first on the register in respect of such share shall alone be entitled to vote it. Several executors or administrators of a deceased member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

         90. Votes may be cast either personally or by proxy or, in the case of a corporation, by a representative duly authorized under the Act.

         91. Subject to Article 91A, the instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing or, if such appointer is a corporation, under its common seal. Any solicitation of proxies, by or on behalf of management or otherwise, shall be in accordance with the Act.

         91A. The Directors may from time to time make regulations regarding the lodging of proxies at some place other than the place at which a meeting or adjourned meeting of members is to be held and for particulars of such proxies to be cabled or telegraphed or sent by telex or in writing before the meeting or adjourned meeting to the Company or any agent of the Company for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though proxies themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The Chairman of any meeting of members may, subject to any regulations made as aforesaid, in his discretion accept telegraphic or cable or telex or written communication from the appointer or his lawful attorney as to the authority of any persons claiming to vote on behalf of and to represent a member notwithstanding that no proxies conferring such authority have been lodged with the Company and any votes given in accordance with such telegraphic or cable or telex or written communications accepted by the Chairman of the meeting shall be valid and shall be counted.

         92. A member of unsound mind in respect of whom an order has been made by any court having jurisdiction in lunacy may vote by his guardian or other person in the nature of a guardian appointed by that court and any such guardian or other person may vote by proxy.

         93. The instrument appointing a proxy or appointing the representative of a corporation and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power of authority shall be deposited at the office of the Company not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote except with the approval of the chairman. No instrument appointing a proxy shall be valid at the expiration of twelve months from the date of its execution.

         94. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal, the revocation of the proxy, or the transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer is received at the office of the Company before the meeting or by the chairman of the meeting before the vote is given.

         95. Every instrument of proxy, whether for a specified meeting or otherwise, shall as nearly as circumstances will permit, be in the form following or in such other form as the Directors may from time to time determine:

         I,  ______________________ of  _________________________  in the County
         of_________________________  being a  member  of  _____________  hereby appoint  _________________________  of___________________  (or  failing him___________________  of___________________)  as my proxy to vote for me and on my behalf at the ordinary general (or special general as the case may be) meeting of the Company, to be held on the _________ day of ___________________ and at any adjournment thereof, or at any meeting of the Company which may be held within _________ months from the date thereof. As witness my hand this __________ day of ____________________ 19 __.


         WITNESS:

         ------------------------------------
                  Shareholder

         96. No member shall be entitled to be present or to vote on any question, either personally or by proxy or as proxy for another member, at any general meeting or upon a poll, or be reckoned in a quorum whilst any call or other sum is due and payable to the Company in respect of any of the shares of such member.

         97. Any resolution passed by the Directors, notice of which has been given to the members in the manner in which notices are hereinafter directed to be given and which is, within one month after it has been passed, ratified and confirmed in writing by members entitled on a poll to three-fifths of the votes, shall be as valid and effectual as a resolution of a general meeting. This Article shall not apply to a resolution for winding up the Company or to a resolution dealing with any matter that by statute or these Articles ought to be dealt with by a special resolution.

                                    DIRECTORS

         98. The number of Directors shall be five. The Directors shall be divided into five classes, each class to be composed of one Director.

         99. Five Directors were first elected in such classes: one for a term of five (5) years, one for a term of four (4) years, one for a term of three (3) years, one for a term of two (2) years and one for a term of one (1) year. At each annual general meeting of Shareholders of the Company, a Director to replace the Director whose term has then expired shall be elected for a term of five (5) years. Any Director not re-elected shall cease to hold office upon the election of their successors, but a Director re-elected at a meeting at which his term of office would otherwise terminate shall be deemed for all purposes to have continued in office without break.

         100. Directors, unless they voluntarily resign, vacate office as provided in Article 106 or are removed as provided in Article 109, shall continue in office until their successors are elected and duly qualified, and shall be eligible for re-election if otherwise qualified.

         101. So long as a quorum of Directors remains in office, any vacancy, howsoever caused, occurring in the Board of Directors may be filled by the remaining Directors for the remainder of the term of the Director whose ceasing to be a Director caused such vacancy.

         102. Notwithstanding anything else herein contained a Director may but not need be a member.

         103. A Director may resign by mailing, postage prepaid addressed to the Company at its head office or delivering to any officer of the Company his written resignation which shall take effect, without notice, upon the day of such mailing or delivery.

         104. The Directors shall be paid out of the funds of the Company as remuneration for their service such sums, if any, as the Board may determine and such remuneration shall be divided among them in such proportions and manners as the Directors determine. The Directors may also be paid their reasonable travelling, hotel and other expenses incurred in attending board meetings and the execution of their duties as Directors.

         105. A Director may, in conjunction with the office of Director, and on such terms as to remuneration and otherwise as the Directors arrange or determine, hold any other office or place of profit under the Company or under any company in which this Company is a shareholder or is otherwise interested.

         106. The office of a Director shall ipso facto be vacated:

              (a) if he becomes bankrupt, makes an authorized assignment, suspends payment or compounds with his creditors;

              (b) if, by notice in writing to the Company, he resigns his office; or

              (c)  if he is removed as provided by Article 109.

         107. No Director shall be disqualified by his office, or by reason of holding any other office or place of profit under the Company or under any company in which the Company shall be a Shareholder or otherwise interested, from contracting with the Company, either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any Director is in any way interested, either directly or indirectly, be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established. However, the existence and nature of his interest must be declared by him at a meeting of the Directors of the Company. In the case of a proposed contract such Director shall declare his interest at the meeting of Directors at which the question is first taken into consideration, or if he was not then interested, at the next meeting held after he became so interested, and when he becomes interested after it is made, he shall declare his interests at the first meeting held after he becomes so interested. A general notice given to the Directors by a Director that he is a member, Shareholder or director of any specified firm or company and is to be regarded as interested in any transaction or contract with such firm or company shall be deemed to be a sufficient declaration under this Article and no further or other notice shall be required. Subject to compliance with the Act, and the provisions of this Article, no Director shall be obliged to make any further disclosure of interest. Any Director who may be interested in any such contract or arrangement shall be entitled to vote and to have his vote counted with respect to such contract or arrangement and any of the terms and conditions thereof provided notice of such interest has been given as herein provided. Any such contract or arrangement of which the Directors have approved shall be fully effective and any Director who has given notice as provided herein shall not be liable to account for any profit made therefrom.

                              ELECTION OF DIRECTORS

         108. If at any ordinary general meeting at which an election of Directors ought to take place, or if no ordinary general meeting is held in any year or period of years, the retiring Directors shall continue in office until their successors are elected and a general meeting for that purpose may on notice be held at any time.

         109. The Company may, by special resolution, remove any Director for Cause (as defined below) before the expiration of the Director's term of office. Any person appointed in his stead shall hold office during such time only as the Director in whose place he is appointed. The term "Cause" is defined as (i) conviction of the Director of a felony, (ii) declaration by order of a court that the Director is of unsound mind, or (iii) the gross abuse of trust which is proven by clear and convincing evidence to have been committed in bad faith. The Board of Directors shall also have the power to remove Directors for any proper cause (whether or not similar to the Cause defined above) and to suspend Directors pending a final determination that cause exists for removal.

         110. Any casual vacancy occurring among the Directors may be filled by the remaining Directors provided a quorum be in office; but any person so chosen shall retain office only so long as the vacating Director would have retained it if he had continued as a Director. If at anytime there be not a quorum in office any Shareholder may call a general meeting for the purpose of electing such Directors.

         110A. Only persons who are nominated in accordance with the procedures set forth in these Articles shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company only may be made at an annual general meeting of members (and not at a special general meeting) (a) by or at the direction of the Board of Directors or (b) by any member of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article 110A. Nominations by members shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a member's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days before the anniversary date of the previous annual meeting of Shareholders.

                  Each such notice shall set forth:

                  (a) the name and address of the member who intends to make the nomination and of the person or persons to be nominated;

                  (b) a representation that the member is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

                  (c) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; and

                  (d) such other information regarding each nominee proposed by such member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors.

                  To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to being named in a proxy statement and to serve as a director of the Company if elected.

                  No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in these Articles. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the procedures prescribed by these Articles, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                    OFFICERS

         111. The officers of the Company shall be a president and a secretary and such other officers as the Board of Directors in its discretion shall from time to time elect or appoint including, if deemed advisable, one or more vice-presidents, a chairman of the board, a general manager, a secretary, a treasurer, one or more assistant-secretaries and one or more assistant-treasurers.

              (a) Any offices except those of president and vice-president may be held by the same person.

              (b) All officers shall be elected or appointed by and a vacancy in any office, however occurring, may be filled by the Board of Directors.

              (c) In the absence of an agreement to the contrary: all offices shall be held during pleasure of the Board of Directors; all officers shall be subject to removal with or without cause by resolution of the Directors; and an officer may resign his office at any time at a meeting of the board or by delivering his resignation in writing to any other officer or mailing the same by ordinary prepaid post addressed to the Company at its head office. Subject thereto an officer shall continue in office until but shall cease to hold office when his successor is elected or appointed.

              (d) The president shall be the chief executive officer of the Company and shall have general supervision of all other officers and their duties.

              (e) Subject to such limitation as the Board of Directors may from time to time impose, an officer shall have all the powers and authority and shall perform all the duties usually incident to the office he holds and shall perform such other duties as may from time to time be imposed upon the holder of such office by these Articles or by resolution of the Board.

              (f) In the absence of the president, any vice-president in office may exercise any of the powers and authority of or perform any of the duties of the president; subject thereto and to any statutory limitation, the Board of Directors may from time to time delegate to any other person the powers, authority and duties of any officer.

              (g) The remuneration of all officers of the Company shall be established by or in such manner as the Board of Directors shall from time to time determine.

                              CHAIRMAN OF THE BOARD

         112. The Directors may also elect one of their number to be Chairman of the Board and may determine the period during which he is to hold office. He shall perform such duties and receive such special remuneration as the Board may from time to time provide.

                            PROCEEDINGS OF DIRECTORS

         113. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit, and may otherwise determine the quorum necessary for the transaction of business. Two Directors shall constitute a quorum.

         114. Meetings of Directors may be held either within or without the Province of Nova Scotia and the Directors may from time to time make arrangements relating to the time and place of holding Directors' meetings, the notices to be given for such meetings and what meetings may be held without notice. Unless otherwise provided by such arrangements:

              (1) A meeting of Directors may be held at the close of every ordinary general meeting of the Company without notice;

              (2) Notice of every other Directors' meeting may be delivered or mailed or telegraphed or telephoned to each Director before the meeting is to take place. Such notice shall be delivered or mailed or telegraphed or telephoned at least forty-eight hours before the time fixed for the meeting.

              (3) A meeting of Directors may be held without formal notice if all the Directors are present or if those absent have signified their assent to such meeting or their consent to the business transacted at such meeting.

              (4) In the case of a Director elected to fill a vacancy on the Board, no notice of the meeting at which he is elected shall be required to be given to that Director.

              (5) A Director or a member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in such meeting shall constitute presence in person at such meeting.

         115. The President or any Director may at any time, summon a meeting of the Directors.

         116. (1) Questions arising at any meeting of Directors shall be decided by a majority of votes. The Chairman of the Board and the Chairman of the meeting, if different, may vote as Directors, but no Director, including the Chairman, shall have a second or casting vote.

              (2) At any meeting of Directors the chairman shall receive and count the vote of any Director not present in person at such meeting on any question or matter arising at such meeting whenever such absent Director has indicated by telegram, letter or other writing lodged with the chairman of such meeting the manner in which he desires to vote on such question or matter and such question or matter has been specifically mentioned in the notice calling the meeting as a question or matter to be discussed or decided thereat. In respect of any such question or matter so mentioned in such notice any Director may give to any other Director a proxy authorizing such other Director to vote for such first named Director at such meeting, and the chairman of such meeting, after such proxy has been lodged with him, shall receive and count any vote given in pursuance thereof notwithstanding the absence of the Director giving such proxy.

         117. If no Chairman of the Board is elected, or if at any meeting of Directors he is not present within five minutes after the time appointed for holding the meeting, the President, if a Director, shall preside. If the President, being a Director, is not present at such time, a Vice-President who is also a Director shall preside. If neither the President nor a Vice-President who is also a Director is present at such time, the Directors present shall choose some one of their number to be chairman of the meeting.

         118. A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Directors generally.

         119. The Directors may delegate any of their powers to committees consisting of such number of members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.

         120. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Directors insofar as they are applicable and are not superseded by any regulations made by the Directors.

         121. All acts done at any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of the Directors or persons so acting, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

         122. (1) A resolution in writing and signed by every Director who would be entitled to vote on the resolution at a meeting is as valid as if it was passed by such Directors at a meeting. Any such resolution may be signed in counterpart.

              (2) A copy of every resolution referred to in subsection (1) shall be kept in the minutes of proceedings of the Directors or committee thereof, as the case may be.

         123. If any one or more of the Directors is called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company or the business thereof, the Company may remunerate the Director or Directors so doing, either by a fixed sum or by a percentage of profits or otherwise. Such remuneration shall be determined by the Directors and may be either in addition to or in substitution for his share in the remuneration provided under Article 104.

                                    REGISTERS

         124. The Directors shall cause to be kept at the Company's head office in accordance with the provisions of the Act a register of the members of the Company, a register of the bond and debenture holders of the Company and a register of its Directors. Branch registers of the members and the bond and debenture holders may be kept elsewhere, either within or without Nova Scotia, in accordance with the Act.

                                     MINUTES

         125. The Directors shall cause minutes to be entered in books designed for the purpose:

         (1)  of all appointments of officers;

         (2) of the names of the Directors present at each meeting of Directors and of the committees of Directors;

         (3)  of all orders made by the Directors and committees of Directors;

         (4) of all resolutions and proceedings of meetings of the Shareholders and of the Directors.

         Any such minutes of any meeting of the Directors or of any committee of the Directors or of the Company, if purporting to be signed by the chairman of such meeting or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

                               POWERS OF DIRECTORS

         126. The management of the business of the Company shall be vested in the Directors who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the statutes in that behalf and of these Articles and to any regulations from time to time made by the Company in general meeting; provided that no regulation so made shall invalidate any prior act of the Directors that would have been valid if such regulation had not been made. Where any power, right or privilege is conferred upon the Company in the Articles or the Act, it shall be deemed to mean the Directors of the Company acting alone unless the Articles or Act expressly provide otherwise.

         127. Without restricting the generality of the terms of the last preceding Article and without prejudice to the powers conferred thereby, and the other powers conferred by these Articles, the Directors shall have power:

              (1) to take such steps as they think fit to carry out any agreement or contract made by or on behalf of the Company;

              (2) to pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company;

              (3)  to  purchase  or  otherwise  acquire   for  the  Company  and
property, rights or privileges that the Company is authorized to acquire, and at such price and generally on such terms and conditions as they think fit;

              (4) at their discretion to pay for any property, rights or privileges acquired by, or services rendered to the Company either wholly or partially in cash or in shares, bonds, debentures or other securities of the Company, and any such shares may be issued either as fully paid-up, or with such amount credited as paid-up thereon as may be agreed upon;

              (5) to secure the fulfillment of any contracts or engagements entered into by the Company by mortgaging or charging all or any of the property of the Company and its unpaid capital for the time being, or in such other manner as they think fit;

              (6) to appoint, remove or suspend at their discretion such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as they from time to time think fit, and to determine their powers and duties, and fix their salaries or emoluments and to require security in such instances and to such amounts as they think fit;

              (7) to accept from any member insofar as the law permits and on such terms and conditions as may be agreed upon a surrender of his shares or any part thereof;

              (8) to appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, to execute and do all such deeds and things as may be requisite in relation to any such trust and to provide for the remuneration of any such trustee or trustees;

              (9) to institute, conduct, defend, compound or abandon any legal proceedings by and against the Company or its officers or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company;

              (10) to refer any claims or demands by or against the Company to arbitration and observe and perform the awards;

              (11) to make and give receipts, releases and other discharges for money payable to the Company and for claims and demands of the Company;

              (12) to determine who shall be entitled to exercise the borrowing powers of the Company and sign on the Company's behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecations, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents;

              (13) to provide from time to time for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

              (14) to invest and deal with any of the moneys of the Company not immediately required for the purposes thereof in such securities and in such manner as they think fit; and from time to time to vary or realize such investments;

              (15) to execute in the name and on behalf of the Company in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company such mortgages of the Company's property, present and future, as they think fit, and any such mortgages of the Company's property, present and future, as they think fit, and any such mortgages may contain a power of sale and such other powers, covenants and provisions as are agreed on;

              (16) to give any officer or other person employed by the Company a commission on the profits of any particular business or transaction or a share in the general profits of the Company and such commission or share of profits shall be treated as part of the working expenses of the Company;

              (17) to set aside out of the profits of the Company before declaring any dividend such sums as they think proper as a reserve fund to meet contingencies or provided for dividends, depreciation, repairing, improving and maintaining any of the property of the Company and such other purposes as the Directors may in their absolute discretion think conducive to the interests of the Company; and to invest the several sums set aside in such investments, other than shares of the Company, as they may think fit, and from time to time to deal with and vary such investments, and to dispose of all or any part of them for the benefit of the Company and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company without being bound to keep them separate from the other assets;

              (18) from time to time to make, vary and repeal rules for the regulation of the business of the Company, its officers and servants, the members of the Company or any section or class of them;

              (19) to enter into all such negotiations and contracts, rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company;

              (20) from time to time to provide for the management of the affairs of the Company in such manner as they shall think fit.

         127A. In addition to any approval of the Shareholders required in the Memorandum of Association (Articles of Continuance), the Articles herein, or pursuant to the Act, the approval of the Directors shall be required in respect of any decision of the Company to:

              (a)  Amalgamate with another company;

              (b)  Be continued under the laws of another jurisdiction;

              (c) Sell, lease or exchange all or substantially all of its property;

                                   SOLICITORS

         128. The Company may employ or retain a solicitor or solicitors and such solicitor may, at the request of the Board of Directors or on instructions of the Chairman of the Board, the President or the Managing Director, attend meetings of the Directors or Shareholders, whether or not he himself is a member or a Director of the Company. If such solicitor is also a Director, he may nevertheless charge for services rendered to the Company as a solicitor.

                             SECRETARY AND TREASURER

         129. The Directors shall appoint a Secretary of the Company to keep the minutes of the Shareholders' and Directors' meetings and perform such other duties as may be assigned to him by the Board. The Directors may also appoint a temporary substitute for the Secretary who shall, for the purpose of these Articles, be deemed to be the Secretary.

         130. The Directors may appoint a Treasurer of the Company to carry out such duties as the Board may assign. If the Directors think it advisable, the same person may hold the offices of both Secretary and Treasurer.

                                    THE SEAL

         131. The Directors shall arrange for the safe custody of the Common Seal of the Company. The Common Seal shall not be affixed to any instrument unless authorized by a resolution of the Board of Directors or of a committee thereof and then only in the presence of and contemporaneously with the attesting signature of the Secretary of other officer or person appointed by the Board for the purpose. Notwithstanding the foregoing, for the purpose of certifying documents or proceedings, the Common Seal may be affixed by the President, or Vice-President, the Secretary or any Director of the Company without the authorization of a resolution of the Board. If any person who is either the sole officer of the Company or the sole Director of the Company executes any deeds, transfer, assignments, contracts, obligations, certificates or other instruments, he shall be deemed to be authorized so to do as if authorized by a resolution of the Directors.

         132. The Company may have for use at any place outside Nova Scotia to which the corporate existence and capacity of the Company extends, an official seal that is a facsimile of the Common Seal of the Company with the addition on its face of the name of the place where it is to be used; and the Company may by writing under the seal of its Common Seal authorize any person to affix such official seal to any document at such place to which the Company is a party.

                                    DIVIDENDS

         133. Subject to the provisions of these Articles and the rights of those persons, if any, entitled to shares with special rights to dividends, the profits of the Company may be divided among the members in proportion to the amount of capital paid-up on the shares held by them respectively. Where capital is paid-up in advance of calls upon the footing that it will carry interest, such capital shall not whilst carrying interest confer a right to participate in profits.

         134. The Directors may from time to time declare such dividend as they deem proper upon the shares of the Company according to the rights of the members and the respective classes thereof, and may determine the date upon which such dividend will be payable and that it will be payable to the persons registered as the holders of the shares on which it is declared at the close of business upon a specified date. No transfer of such shares made or registered after the date so specified shall pass any right to the dividend so declared.

         135. (1) Any dividend may be payable if not otherwise prohibited by law.

              (2) Any Director may, at any time and from time to time express to the Directors in such manner as he may determine his views on the appropriateness of the payment of any dividend or may protest against the payment of any dividend and if he protests the payment of any dividend within ten (10) days of becoming aware of its declaration and he has not voted in favour of recommending the payment of the dividend then he shall be under absolutely no liability to the Company or the members with respect to the payment of such dividend.

         136. The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

         137. The Directors may from time to time pay to the members such interim dividends as in their judgment the position of the Company justifies.

         138. The Directors may deduct from the dividends payable to any member all such sums of money as may be due and payable by him to the Company on account of calls, installments or otherwise and may apply the same in or towards satisfaction of such sums of money so due and payable.

         139. The Directors may retain any dividends on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

         140. The Directors may retain any dividends payable upon shares in respect of which any person is, under Article 42, entitled to become a member, or which any person under that clause is entitled to transfer, until such person has become a member in respect of or has duly transferred such shares.

         141. Any meeting declaring a dividend may make a call on the members for such amount as the meeting fixes so long as the call on each member does not exceed the dividend payable to him. The call shall be made payable at the same time as the dividend and the dividend may, if so arranged between the Company and the member, be set off against the call. The making of a call under this Article shall be deemed to be and be business of a meeting which declares such a dividend.

         142. Any meeting declaring a dividend may resolve that such dividend be paid wholly or in part by the distribution of specific assets, paid-up shares, debentures, bonds or debenture-stock of the Company or paid-up shares, debentures, bonds or debenture stock of any other Company, or in any one or more of such ways.

         143. Any meeting may resolve that any moneys, investments or other assets forming part of the undivided profits of the Company standing to the credit of the reserve fund or in the hands of the Company and available for dividends or representing premiums received on the issue of shares and standing to the credit of the share premium account, be capitalized and distributed to the Shareholders who would be entitled to receive them if distributed by way of dividend and in the same proportions, that all or any part of such capitalized fund be applied on behalf of such Shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company (which shall be distributed accordingly) or in or towards payment of the uncalled liability on any issued shares or debentures or debenture stock, and that such distribution or payment shall be accepted by such Shareholders in full satisfaction of their interest in the said capitalized sum.

         144. For the purpose of giving effect to any resolution under the two last preceding Articles, the Directors may settle any difficulty that may arise in regard to the distribution as they think expedient and, in particular, may issue fractional certificates, may fix the value for distribution of any specific assets, may determine that cash payments will be made to any members upon the footing of the value so fixed or that fractions of less value than $5.00 may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Directors.

         145. A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

         146. Any one of several persons registered as the joint holder of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

         147. Unless otherwise determined by the Directors, any dividend may be paid by a cheque or warrant delivered to or sent through the post to the registered address of the member entitled, or when there are joint holders, to the registered address of that one whose name stands first on the register for the shares jointly held. Every cheque or warrant so delivered or sent shall be made payable to the other of the person to whom it is delivered or sent.

         148. Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

         149. All dividends unclaimed one year after having been declared may, until claimed, be invested or otherwise made use of by the Directors for the benefit of the Company.

                                   HEAD OFFICE

         150. The head office of the Company shall be at such place in the City of Calgary, Alberta as the Board of Directors shall from time to time determine.

                                    ACCOUNTS

         151. The Directors shall cause proper books of accounts to be kept in accordance with the Act.

         152. The books of account shall be kept at the head office of the Company or at such other place or places as the Directors may direct.

         153. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to inspection of the members and no member shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the Directors or a resolution of the Company in general meeting.

         154. At the ordinary annual general meeting in every year the Directors shall lay before the Company financial statements, the report of the auditors and, if applicable, the report of the Directors, in accordance with the Act.

         155. The Directors shall send copies of financial statements required to be placed before the meeting and the report of the auditors and the report of the Directors to all persons entitled to receive notices of general meetings of the Company at least seven (7) days before the date of the general meeting at which the reports are to be presented.

         156. The costs (if any) to the Company of the formation of the Company, the completion of the title of any property and rights acquired by it, the purchase of any business or contract, the establishing of any new branch of business, the acquisition by purchase of any property of a wasting nature or any extraordinary expenditure may be spread over a series of years or otherwise treated as the Board may determine, due provision in their opinion being always made for writing down such cost, and the amount of such cost for the time being outstanding may, for the purpose of calculating the profits of the Company for dividends, be reckoned as an asset.

         157. In the event the Act so requires, the Directors shall send to each member who holds voting securities, such interim financial statements as stated in the Act.

                               AUDITORS AND AUDIT

         158. The Company shall at each annual general meeting appoint an auditor or auditors to hold office until the next annual general meeting.

         159. The first auditors of the Company may be appointed by the Directors at any time before the first annual general meeting and the auditors so appointed shall hold office until such meeting unless previously removed by a resolution of the Shareholders in general meeting, in which event the Shareholders at such meeting may appoint auditors.

         160. The Directors may fill any casual vacancy in the office of auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act.

         161. A person is disqualified from being auditor of the Company if that person is not independent of the Company, all of its affiliates, or the Directors or officers of the Company and its affiliates as is meant for purposes of the Act.

         162. The remuneration of the auditors shall be fixed by the Company in general meeting, or by the Directors pursuant to authorization given by the shareholders at the annual ordinary general meeting except that the remuneration of an auditor appointed to fill a casual vacancy may be fixed by the Directors.

         163. The auditors of the Company shall conduct such examinations, prepare such reports, carry out such duties, be entitled to attend such meetings, and be furnished with such information as is required by the Act.

         164. Every account of the Directors, when audited and approved by a general meeting, shall be conclusive unless an error is discovered within three months after such approval. Whenever any such error is discovered within that period, the account shall forthwith be corrected and thenceforth be conclusive.

         165. If one auditor only is appointed, all the provisions herein contained relating to auditors shall apply to him.

                                     NOTICES

         166. A notice may be served by the Company upon members personally or by sending it through the post in a prepaid envelope or wrapper addressed to such member at his registered place of address.

         167. Members who have no registered place of address shall not be entitled to receive any notice.

         168. The holder of a share warrant shall not, unless otherwise expressed therein, be entitled in respect thereof to notice of any general meeting of the Company.

         169. Any notice required to be given by the Company to the members, or any of them, and not expressly provided for by these Articles, shall be sufficiently given if given by advertisement.

         170. Any notice given by advertisement shall be advertised twice in a paper published in the place where the head office of the Company is situated, or if no paper is published there, then in any newspapers published in the City of Halifax, Nova Scotia.

         171. All notices shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the register for such shares, and notice so given shall be sufficient notice to all the holders of such shares.

         172. Any notice sent by post shall be deemed to be served on the day following that upon which the letter, envelope or wrapper containing it is posted, and in proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put into the post office with the postage prepaid thereon. A certificate in writing signed by any manager, secretary or other official of the Company that the letter, envelope or wrapper containing the notice was so addressed and posted shall be conclusive evidence thereof. The foregoing provisions of this clause shall not apply to a notice of a meeting of the Directors.

         173. Every person who by operation of law, transfer or other means whatsoever becomes entitled to any share shall be bound by every notice in respect of such share that prior to his name and address being entered on the register was duly served in the manner hereinbefore provided upon the person from whom he derived his title to such share.

         174. Any notice or document so advertised or sent by post to or left at the registered address of any member in pursuance of the Articles shall, notwithstanding that such member is then deceased and that the Company has notice of his decease, be deemed to have been served in respect of any registered shares, whether held by such deceased member solely or jointly with other persons, until some other person is registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his heirs, executors, or administrators and all persons, if any, jointly interested with him in any such share.

         175. The signature to any notice given by the Company may be written or printed.

         176. When a given number of days' notice or notice extending over any other period is required to be given, the day of service and the day upon which such notice expires shall not, unless it is otherwise provided, be counted in such number of days or other period.

                                    INDEMNITY

         177. (a) Each of the Directors and officers for the time being of the Company and his heirs, executors and administrators, in the absence of any dishonesty on his part, shall be indemnified and secured harmless by the Company from and against all claims, actions, costs, charges, losses, damages and expenses incurred or sustained by reason of any action or thing done, concurred in or omitted in or about the execution of his duty or supposed duty as a result of the breach of his fiduciary duty.

              (b) No Director or officer for the time being of the Company and his heirs, executors and administrators, in the absence of any dishonesty on his part, shall be liable for: the acts, receipts, neglects or defaults of any other person; or for joining in any receipt or act for conformity; or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by, for or on behalf of the Company; or for the insufficiency or deficiency of any security in or upon which any moneys of the Company are invested; or for any loss or damages arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or other property of the Company are lodged or deposited; or for any other loss, damage or misfortune whatever which may arise out of the execution of his duty or supposed duty or as a result of the breach of his fiduciary duty or in relation thereto.

              (c) The Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against all claims, costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, penalty or fine, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate if:

                   (1) He acted honestly and in good faith with a view to the best interests of the Company; or

                   (2) In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful; or

                   (3) He was substantially successful on the merits in this defense of the action or proceeding.

              (d) The foregoing provisions of this article shall be in amplification of and in addition to and not by way of limitation of or substitution for any rights, immunities or protection conferred upon any director or officer by any statute, law, matter or thing whatsoever.

                                   FISCAL YEAR

         178. The fiscal year of the Company shall terminate on December 31 in each year or on such other day as the Board of Directors may from time to time determine.

                             SHAREHOLDER AGREEMENTS

         179. Any written agreement or agreements which may be entered into by the Company and signed by all its shareholders respecting any matters dealt with under these Articles or otherwise, shall, to the extent any provisions of the agreements are inconsistent with these Articles, supersede the terms of these Articles and be deemed to be amendments thereto and be binding upon the Company, the Shareholders and future Shareholders.

                             SECRETARY'S CERTIFICATE

                  I, the undersigned, hereby certify that the attached Resolution is a true copy of a Special Resolution duly passed by a majority of not less than three-fourths of such Members of CANADA SOUTHERN PETROLEUM LTD. (the "Company") entitled to vote, as were present in person or by proxy at a General Meeting of the Members of the Company duly called and held at The
Bristol Place Hotel, in the City of Etobicoke, in the municipality of metropolitan Toronto, province of Ontario, on the 4th day of December 1990, of which notice specifying the intention to propose the Resolution as a Special Resolution had been duly given, and that the said Resolution was duly confirmed by a majority of such Members of the Company entitled to vote, as were present in person or by proxy at a subsequent General Meeting of the Members of the Company duly called and held at The Bristol Place Hotel, in the City of Etobicoke, in the municipality of metropolitan Toronto, province of Ontario, on the 19th day of December 1990, of which notice was duly given.

                  WITNESS my hand and the seal of the Company at Calgary, Alberta this 19th day of December 1990.


                                                      /s/ Evelyn D. Scott
                                                      Evelyn D. Scott
                                                      Secretary

WHEREAS, Canada Southern Petroleum Ltd. (the Corporation), by Articles of Continuance, is a Corporation governed in all respects by the provisions of the Companies Act of Nova Scotia (hereinafter called the "Act") which has been amended and modernized since the date of the Articles of Continuance;

BE IT RESOLVED as a Special  Resolution  of the  Corporation  as is meant in the
Act:

1. That subject as hereinafter provided, that the Articles of Association of the Corporation (otherwise known as By-Laws) be revoked and replaced with Articles of Association in the form as appears attached hereto and identified as Schedule "A";

2. That the special Resolution be effective upon the adjournment of the Special General Meeting of the Shareholders of the Corporation to be held on December 19, 1990 and that the Secretary cause a copy of this Special Resolution, certified under the seal of the Corporation, to be filed within fifteen (15) days of December 19, 1990 with the office of the Registrar of Joint Stock Companies in Halifax, Nova Scotia.



                                              I HEREBY CERTIFY that  this  is  a
                                              true copy  of a  document filed in
                                              the office  of  the  Registrar  of
                                              Joint Stock Companies  on the 27th
                                              day of December, 1990


                                                        /s/ Nancy Homans
                                              Registrar of Joint Stock Companies

                                                 Dated 12th day of July, 1991